                                                                    EXHIBIT 99.1

CONTACTS:
MICHAEL EL-HILLOW                                          CATHY KAWAKAMI
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER          DIRECTOR OF INVESTOR RELATIONS
ADVANCED ENERGY INDUSTRIES, INC.                           ADVANCED ENERGY INDUSTRIES, INC.
970-407-6570                                               970-407-6732
mike.el-hillow@aei.com                                     cathy.kawakami@aei.com

FOR IMMEDIATE RELEASE


            ADVANCED ENERGY COMPLETES ACQUISITION OF AERA JAPAN LTD.

FORT COLLINS, COLORADO (JANUARY 22, 2002)--Advanced Energy Industries, Inc. (Nasdaq: AEIS) announced today that it has completed the acquisition of Aera Japan Ltd. in a cash transaction valued at approximately $78 million, including cash at closing and debt assumed. Aera is based in Hachioji, Japan and is a leading supplier of mass flow controllers to the semiconductor capital equipment industry.

"Aera provides Advanced Energy with a key leadership position in the gas delivery market," said Doug Schatz, Chairman and Chief Executive Officer of Advanced Energy. "Aera's products are recognized by semiconductor equipment manufacturers and device makers around the world for their consistent high performance and dependability. In addition, Aera provides a solid platform for Advanced Energy in Asia, centered in Japan, that will help us support our combined products more efficiently, while providing the critical mass for co-development with our customers in Asia."

Aera's products expand Advanced Energy's offering of critical sub-system solutions that enable the plasma-based manufacturing process used in the manufacture of semiconductors. Advanced Energy's current product offering includes components for power delivery and control, remote plasma clean, temperature sensing, temperature management, process instrumentation, and an emerging technology in mass flow control acquired through the purchase of EMCO in January 2001.

Aera was founded in 1976 as Nippon Tylan, and later renamed Aera in 1996. The company provides the semiconductor industry with a broad range of efficient, reliable and accurate process control equipment and support. Aera's product lines include digital mass flow controllers, pressure-based mass flow controllers, liquid mass flow controllers, ultrasonic liquid flow meters and liquid vapor delivery systems. For the fiscal year ended June 2001, revenues were $114 million and operating income was $17 million. The company employs 205 people with offices in 6 locations worldwide, including Aera Corporation, its US headquarters in Austin, Texas.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development, marketing, and support of technology solutions that are critical in the manufacture of semiconductors, data storage products, and flat panel displays as well as in applications that involve surface modification and process power control. Original equipment manufacturers (OEMs) and end-users around the world depend on AE products when plasma-based technology plays a central role in their manufacturing process. AE offers a comprehensive line of technology solutions including power conversion and control systems, process monitoring and control tools, ion-beam sources, dynamic temperature control products, and plasma abatement systems. AE technology solutions are sold and supported globally by direct offices, representatives, and distributors. Founded in 1981, AE is a publicly held company traded on Nasdaq National Market under the symbol AEIS.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the company's reasonable judgments with respect to future events, but are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Among the factors that could cause such different results are: the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, fluctuations in quarterly and annual revenues and operating results, Advanced Energy's ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological changes, our ability to successfully integrate Aera's operations; unanticipated integration costs or substantial diversion of management's attention; and the possibility that the projections on which the companies relied to determine the advisability of the merger ultimately might not prove to have been accurate These and other cautionary statements are set forth in Advanced Energy's SEC reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q. Advanced Energy Industries, Inc. assumes no obligation to update the information in this press release.

For more information:

Advanced Energy Corporate Website: www.advanced-energy.com

                                       ###